Exhibit 10.15

LEASE EXTENSION AND AMENDING AGREEMENT

PSS INVESTMENTS I INC.,

TN’ INVESTMENTS I INC., and

THE CANADA LIFE ASSURANCE COMPANY

as Landlord

- and –

KINDUCT TECHNOLOGIES INC.

as Tenant

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BUILDING:	Tower 11 - 1969 Upper Water Street
Halifax, Nova Scotia

PREMISES:	Suite 1201, 12th Floor

DATE:	April 28, 2022

Initial Landlord

Initial Tenant

THIS LEASE EXTENSION AND AMENDING AGREEMENT dated April 28, 2022. BETWEEN:

PSS INVESTMENTS I INC., TPP INVESTMENTS I INC. and THE CANADA LIFE ASSURANCE COMPANY, (hereinafter collectively called the “Landlord”),

- and -

KINDUCT TECHNOLOGIES INC., (the “Tenant”)

WHEREAS:

A.    By a lease dated March 21, 2017 (the “Lease”), PSS Investments I Inc., TPP Investments I Inc., The Great-West Life Assurance Company and London Life Insurance Company, as landlord, leased to the Tenant for a term of 5 years commencing on August 1, 2017 and ending on July 31, 2022, certain premises (the “Premises”) containing an area of approximately 9,238 square feet indicated on the plan attached to the Lease as Schedule “B”, located in Purdy’s Wharf, Tower 11 (the “Building”), in the City of Halifax, Province of Nova Scotia;

B.    Effective January 1, 2020, the entities previously known separately and together as The Great-West Life Assurance Company and London Life Insurance Company amalgamated as The Canada Life Assurance Company;

C.    The Landlord is the successor to the landlord named in the Lease;

D.    By a Consent to Change of Control dated September 14, 2020, Landlord provided its consent to the Change of Control of the Tenant upon the terms and conditions contained therein;

E.    Effective September 27, 2021, the Parent of the Tenant, as further described in the Consent to Change of Control dated September 14, 2020, changed its name to Movella Canada Company and is the successor to mCube, Inc.

F.    The Landlord and Tenant have agreed to amend the Lease in order to extend the term for a further period of one (1) year from August 1, 2022, upon the terms and conditions contained in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that the parties hereto, in consideration of the premises and mutual agreements hereinafter contained, hereby agree as follows:

1.    The provisions contained in this Agreement shall be deemed to be additions to the provisions of the Lease, to the extent necessary to give full and complete effect to the provisions herein contained, and this Agreement shall be supplementary to the Lease and shall be read and construed therewith as if the Lease and this Agreement constituted but one document

Initial Landlord

Initial Tenant

2.    The Lease is amended by deleting the whole of Article 4.1 thereof and substituting therefor the following:

“4.1    General Provisions

The term of this Lease shall commence on August 1, 2022, (the “Extended Term Commencement Date”) and, unless the said term shall sooner be terminated under the provisions hereof, shall expire at 11:59 p.m. on July 31, 2023, (the “Extended Term”).”

3.    The Lease is amended by deleting the whole of Article 5.1 thereof and substituting therefor the following:

“5.1    Rent

Tenant covenants and agrees to pay to Landlord yearly throughout the Extended Term of this Lease a Basic Rent computed at the rate of $15.00 per square foot of rentable area of the Premises per annum (rentable area being calculated as more particularly set out in Schedule “C” attached to the Lease), said Basic Rent being payable in equal monthly instalments in advance without set-off, compensation or reduction whatsoever on the first day of each month during the Extended Term.”

4.    The Lease is amended by deleting the whole of Article 20.3 (By Tenant to Landlord) thereof and substituting therefor the following:

“20.3    By Tenant to Landlord

Any notice, demand or request required or contemplated by any provision of this Lease to be given by Tenant to Landlord shall be duly given when personally delivered or mailed by prepaid registered mail to Landlord at c/o GWL Realty Advisors Inc., (                ), Attention: Property Manager; with a second copy to do GWL Realty Advisors Inc., (                ), Attention: Asset Management. Service of any such notice, demand or request shall, except in the case of interruption of postal service, be deemed complete on the fifth business day after mailing or the date of actual delivery.”

5.    The Lease is amended by deleting the whole of Articles 31.2 (Fixturing Period) in its entirety therefrom.

6.    The Lease is amended by deleting the whole of Articles 31.3 and 31.4 thereof and substituting therefor the following:

“31.3    Leasehold Improvement Work

Provided this Agreement has been fully executed between the parties by no later than May 31, 2022, Landlord shall coordinate with the Tenant to perform the following Leasehold Improvement Work at its cost in the Premises, on a “once only” basis to be completed on or before July 31. 2022:

•

Upgrade the existing lighting fixtures throughout the Premises based on a new LED building standard as determined by the Landlord. This will involve retrofitting the existing fixtures and adding LED bulbs;

Initial Landlord

Initial Tenant

•	Removal of wall separating the open areas as indicated on the plan attached hereto as Schedule “F”; and

•	Paint the entire Premises to a maximum of two (2) colors. Landlord will provide Tenant with a selection of paint colors.

31.4    Extension of Term

If Tenant is Kinduct Technologies Inc., and is itself in occupation of the whole of the Premises throughout the Extended Term in accordance with the Lease and if Tenant is not in default and has not been in default during the Extended Term, and Tenant has delivered a written Notice to Landlord not more than twelve (12) months and not less than nine (9) months before the expiration of the Term that Tenant wishes to extend the Extended Term, then Landlord shall extend the Extended Term of the Lease for the entire Premises at the expiration of the Extended Term for a period of five (5) years (the “Second Extended Term”). The Basic Rent rate for the Second Extended Term shall be the Fair Market Rent (as defined in the following sentence). “Fair Market Rent” shall be the prevailing net rental rate for a renewal being quoted at the applicable time, for premises for tenants with comparable financial covenants in comparable buildings in the financial core in Downtown Halifax, which premises are comparable with respect to size, location, term and leasehold improvements. All other terms and conditions of the Lease will apply to the Extended Term, except that there will be no leasehold improvement work and no further right to extend the Term. If the parties are unable to agree on the Basic Rent to be paid during the Second Extended Term within 60 days of the date of the Tenant’s Notice, then this right to Extend the Term and the Second Extended Term shall be null and void and neither party shall have any rights or obligations towards the other arising therefrom. If the parties are able to agree upon a Basic Rent rate within such 60 day period, then Tenant shall sign a Lease Extension and Amending Agreement prepared by Landlord to reflect the terms of the Second Extended Term, subject to reasonable modifications as may be agreed upon between the parties. It is understood and agreed that Tenant, in exercising this right, shall be deemed to be exercising a right to extend the Term for all space which Tenant is occupying in the Building.

The Extension of Term granted to the Tenant shall be deemed to be a personal right of the Tenant and shall not be assignable or transferable by the Tenant nor shall it pass to or devolve upon any assignee or transferee of this Lease or of the rights granted thereby or subtenant of the whole or a portion of the Premises.”

7.    The Lease is amended deleting the whole of Article 31.8 thereof and substituting therefor the following:

“31.8    Brokerage Commission

The Tenant declares and guarantees that no broker or agent has negotiated or participated in the negotiations, conclusion or execution of this Lease Extension and Amending Agreement (including any offer or agreement that could have preceded this Agreement).

Initial Landlord

Initial Tenant

If a claim for brokerage commission should be made or become payable to any broker or agent who claims to have been retained by the Tenant, the Tenant will be solely responsible for the payment of such amounts.”

8.    The Lease is amended by adding the Schedule “F” attached hereto.

9.    This Lease Extension and Amending Agreement shall be effective on and from August I, 2022 (the “Effective Date”).

10.    The parties confirm that the Lease is in full force and effect, as modified by this Agreement. All terms, defined terms and expressions when used in this Agreement have the same meaning as they have in the Lease, unless a contrary intention is expressed in this Agreement.

11.    The Tenant acknowledges and agrees that it is in possession of the Premises, that there arc no uncured defaults by the Landlord and that the Landlord has performed all of its obligations as set out in the Lease. Except as in this Agreement otherwise provided, the Lease is in all respects ratified and confirmed and all terms, provisions and covenants thereof shall remain in full force and effect.

12.    GWL Realty Advisors Inc., (“GWLRA”) has executed this Agreement as the agent for the Landlord. Lisa Miller as Broker for GWLRA has negotiated this Agreement for the Landlord as their agent. The covenants and agreements hereunder are the obligations of the Landlord and the Tenant only and are not obligations personal to or enforceable against GWLRA.

(Signature Page Follows)

Initial Landlord

Initial Tenant

IN WITNESS WHEREOF the parties hereto have properly executed these presents as of the day and year first above written.

TPP INVESTMENTS I INC., PSS INVESTMENTS I INC. and THE CANADA LIFE ASSURANCE COMPANY, by their agent GWL Realty Advisors Inc.

Per:	/s/ Philip Bernard
Philip Bernard, VP Leasing. Eastern Canada

Per:	/s/ Nathalie Rousseau
Nathalie Rousseau, SVP, Asset Management., Eastern Canada

Having authority to bind the corporation

KINDUCT TECHNOLOGIES INC.

Per:	/s/ Travis Mcdonough
Name:	Travis Mcdonough
Title:	President Movella Canada

Per:	/s/ Scott Duffett
Name:	Scott Duffett
Title:	Regional Sales Director

We have the authority to bind the corporation